UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EHAVE INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18851 NE 29th Ave, Suite 700, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ___________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares, no par value
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities to be Registered” in the Company’s Registration Statement on Form F-1 Registration Statement filed with the Securities and Exchange Commission (File No. 333-207107) filed with the Securities and Exchange Commission on September 24, 2015, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation (1)

3.2	By-Laws (2)

(1)	Incorporated herein by reference to Exhibits 3.1-3.4 of the Registrant’s Form F-1 Registration Statement filed with the Securities and Exchange Commission (File No. 333-207107) filed with the Securities and Exchange Commission on September 24, 2015, as amended, and Exhibit 3.1 of the Registrants filing on Form 6-K dated May 28, 2019.

(2)	Incorporated herein by reference to Exhibit 3.5 of the Registrant’s Form F-1 Registration Statement filed with the Securities and Exchange Commission (File No. 333-207107) filed with the Securities and Exchange Commission on September 24, 2015.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ehave Inc.

Dated: February 12, 2020	By:	/s/ Ben Kaplan
Ban Kaplan
	Its:	President